 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

____________________

Date of report (Date of earliest event reported): April 22, 2020

Amyris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

510 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AMRS	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 22, 2020, The Nasdaq Stock Market (“Nasdaq”) issued a letter to Amyris, Inc. (the “Company”) notifying the Company that, following the resignation of Neil Williams from the Company’s Board of Directors (the “Board”) effective as of March 31, 2020, as previously disclosed in a Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 13, 2020, the Company is no longer in compliance with Nasdaq Listing Rule 5605(c)(2)(A), which requires the Company’s Audit Committee to be composed of at least three independent directors. The resignation of Mr. Williams left the Audit Committee with two independent directors. Following Mr. Williams’ resignation, Steven Mills, a member of the Company’s Board and Audit Committee, was appointed chair of the Audit Committee. The Board has determined that Mr. Mills is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

This has no immediate effect on the Company’s Nasdaq listing or the trading of its common stock.

In accordance with Nasdaq Listing Rule 5605(c)(4)(B), the Company has a cure period to regain compliance with Nasdaq Listing Rule 5605(c)(2)(A), until the earlier to occur of the next annual stockholders meeting or March 31, 2021; provided, however, that if the annual stockholder meeting is held on or before September 28, 2020, then the Company must evidence compliance no later than September 28, 2020.

The Company expects to regain compliance by or before the end of the cure period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: April 24, 2020	By:	/s/ Han Kieftenbeld
Han Kieftenbeld
Chief Financial Officer